Exhibit 10.6

Name:	[	—]
Number of Restricted Stock Units:	[	—]
Date of Grant:	[	—]

DUNKIN’ BRANDS GROUP, INC.

2011 OMNIBUS LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”), is made, effective as of the [—]th day of[—], [—] (the “Grant Date”) between Dunkin’ Brands Group, Inc., a Delaware corporation (the “Company”), and [—] (the “Participant”).

1. Restricted Stock Unit Award. The Participant is hereby awarded, pursuant to the Dunkin’ Brands Group, Inc. 2011 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), and subject to its terms, a Restricted Stock Unit award (the “Award”) giving the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, [—] shares of common stock of the Company, par value $0.001 per share (the “Shares”), subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Vesting. During the Participant’s Employment, the Award, unless earlier terminated, will fully vest on the earlier of (i) the first anniversary of the Grant Date and (ii) a Change of Control, with respect to each of clause (i) and (ii), subject to the Participant remaining in continuous Employment on the applicable vesting date. If the Grantee’s Employment ceases for any reason, including death, the Award, to the extent not already vested will be automatically and immediately forfeited.

3. Delivery of Shares. The Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than March 15 of the year following such vesting) effect delivery of the Shares with respect to such vested portion to the Participant (or, in the event of the Participant’s death, to the Beneficiary). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4. Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which such Shares are delivered to the Participant hereunder. The Participant shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

5. Recovery of Compensation.

(a) The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.

(b) The Award is subject to Section 6(a)(5) of the Plan. The Shares acquired hereunder are subject to forfeiture, termination and rescission, and the Participant will be obligated to return to the Company the value received with respect to the Shares (including any gain realized on a subsequent sale or disposition of Shares) (i) in accordance with Company policy relating to the recovery of erroneously-paid incentive compensation, as such policy may be amended and in effect from time to time, or (ii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

6. Certain Tax Matters.

(a) The Participant shall be responsible for satisfying and paying all taxes arising from or due in connection with the Award or the delivery of Shares under the Award. The Company shall have no liability or obligation related to the foregoing.

(b) The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

7. Nontransferability. The Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8. Effect on Employment or Service Rights. Neither the grant of this Award, nor the delivery of Shares under this Award in accordance with the terms of this Agreement, shall give the Participant any right to be retained in the service of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Participant at any time, or affect any right of such Participant to terminate his or her Employment at any time.

9. Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing.

10. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

11. Definitions. Initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and, as used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Beneficiary” means, in the event of the Participant’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Participant prior to the Participant’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Participant’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Participant’s death, of an instrument of revocation in form acceptable to the Administrator.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the Investor Group owns capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; or (b) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investor Group and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or (b) the underwritten initial public offering registered on Form S-1 of shares of common stock of the Company (the “Initial Public Offering”) or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

The terms “Affiliated Funds”, “Commission” and “Exchange Act” shall have the meaning set forth in the Amended and Restated Stockholders Agreement by and among Dunkin’ Brands Group, Inc. and Certain Stockholders of Dunkin’ Brands Group, Inc., dated as of July 26, 2011 (the “Stockholders Agreement”), a copy of which has been made available to the Participant.

“Investor Group” shall mean collectively the Bain Investors, the Carlyle Investors and the THL Investors, each as constituted on the date of the Initial Public Offering, together with their Permitted Transferees.

The terms “Bain Investors”, “Carlyle Investors”, “THL Investors” and “Permitted Transferees” shall have the meanings set forth in the Stockholders Agreement.

“Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

14. General. For purposes of this Award and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Participant and any transferee.

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By acceptance of the Award, the undersigned agrees to be subject to the terms of the Plan. The Participant further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

Executed as of the      day of [—], [—].

Company:	DUNKIN’ BRANDS GROUP, INC.

By:
Name:
Title:

Participant:
Name:

Address:

[Signature Page to Restricted Stock Unit Agreement]